Exhibit 2.1

AMENDMENT TO MERGER AGREEMENT

This Amendment to Merger Agreement (this “Amendment”) is made as of July 1, 2013 by and among Crux Biomedical, Inc. (the “Company”), Volcano Corporation (“Volcano”), and Shareholder Representative Services LLC (“SRS” and together with the Company and Volcano, the “Parties”).
WHEREAS, the Parties entered into that certain Agreement and Plan of Merger dated December 1, 2012 (as amended, the “Agreement”);
WHEREAS, pursuant to Section 9.4 of the Agreement, the Agreement may be amended by the written consent of the Parties; and
WHEREAS, the Parties mutually wish to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree that the Agreement shall be amended as follows:
1.Amendment. Section (b) of Article I of the Agreement is hereby amended by replacing the reference to “June 30, 2013” with “November 30, 2013.”
2.Full Force and Effect. To the extent not expressly amended hereby, the Agreement remains unchanged and in full force and effect.
3.Entire Agreement. This Amendment, together with the Agreement (to the extent not amended hereby) represent the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.
4.Governing Law. This Amendment shall be governed by and construed and interpreted under the laws of the State of Delaware without reference to conflicts of law principles.
5.Counterparts. This Amendment may be executed in counterparts, each of which shall be declared an original, and all of which together shall constitute one and the same instrument.
6.Facsimile and Electronic Signatures. This Amendment, to the extent executed and delivered by means of facsimile, email or similar electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.
CRUX BIOMEDICAL, INC.

By:	/s/ John T. Dahldorf
Name:	John T. Dahldorf
Title:	President and Chief Executive Officer

VOLCANO CORPORATION

By:	/s/ John T. Dahldorf
Name:	John T. Dahldorf
Title:	Chief Financial Officer

SHAREHOLDER REPRESENTATIVE SERVICES LLC

By:	/s/ Paul Koenig
Name:	Paul Koenig
Title:	Manager

[Signature Page to Additional Amendment]